The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. These documents may be obtained free of charge by visiting EDGAR on the SEC’s Internet website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Final Terms of the Offered Certificates

The issuing entity will offer the following securities pursuant to the prospectus supplement:

Class	Approximate Initial Class Principal Balance or Notional Amount(1)		Annual Certificate Interest Rate	Type(2)	Interest Type(3)	S&P Rating(4)	Fitch Rating(4)	Rated Final Distribution Date(5)

1A-1	$8,451,000		5.00%	Senior	Fixed	AAA	AAA	December 2036
2A-1	$46,760,000		5.75%	Senior	Fixed	AAA	AAA	December 2036
3A-1	$204,541,000		6.00%	Senior	Fixed	AAA	AAA	January 2037
4A-1	$88,737,000		Floating(6)	Super Senior	Floating	AAA	AAA	January 2037
4A-2	$88,737,000	(7)	Floating(6)	Senior/IO	Floating	AAA	AAA	January 2037
4A-3	$3,859,000		7.00%	Senior Support	Fixed	AAA	AAA	January 2037
5A-1	$27,210,000		6.00%	Senior	Fixed	AAA	AAA	January 2027
6A-1	$31,938,000		6.50%	Senior	Fixed	AAA	AAA	January 2027
A-X	$369,509	(7)	6.00%	RSTP/IO	Fixed	AAA	AAA	January 2037
M-1	$4,717,000		Variable(8)	SUB	Variable	NR	AA+	January 2037
B-1	$5,358,000		Variable(8)	SUB	Variable	NR	AA	January 2037
B-2	$2,786,000		Variable(8)	SUB	Variable	NR	A	January 2037
B-3	$1,500,000		Variable(8)	SUB	Variable	NR	BBB	January 2037

Each class of offered certificates is designed to receive monthly distributions of interest, principal or both, commencing on January 25, 2007. In addition to the offered certificates, the issuing entity will issue the Class B-4, Class B-5, Class B-6, Class RC and Class R Certificates that are not offered by the prospectus supplement.

(1)	These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%.

(2)	Senior	=	Senior certificate
	Super Senior	=	Super senior certificate
	IO	=	Interest only certificate
	Senior Support	=	Senior support certificate
	RSTP/IO	=	Ratio strip interest only certificate
	SUB	=	Subordinate certificate

(3)	See "Description of the Certificates" in the prospectus supplement for a more complete description of the principal and interest types.

(4)	See "Certificate Ratings" in the prospectus supplement. The designation “NR” means the certificate is not rated by the applicable rating agency.

(5)	Calculated as described in the prospectus supplement; the actual final payment to any class of certificates could be significantly earlier.

(6)	The annual certificate interest rate for certificates with floating rates of interest are set forth in the table below:

Class	Formula	Initial	Minimum	Maximum

4A-1	1 mo. LIBOR + 0.35%	5.70%	0.35%	7.00%
4A-2	6.65% - 1 mo. LIBOR	1.30%	0.00%	6.65%

(7)	Notional amount.

(8)	The Class M-1, Class B-1, Class B-2 and Class B-3 Certificates will accrue interest based on variable interest rates as described in the prospectus supplement.

GSR 06-10F New Issue Offerings (external)

30-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
54+mm	PRLM GS-676 2A1	5.75%/5.96%	pass-thru	2	FNM 5.75 DEC -	19/32
190+mm	PRLM GS-675 3A1	6.00%/6.47%	pass-thru	3	FNM 6.00 DEC -	20/32

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
32+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Floater

Size	tranche	cpn/wac	description	Track	offer (12.29.06)
50mm	PRLM GS-674 4A1	L+35/6.81	7 cap floater	4	100-00

Bloomberg SSAP = “GS610F”

Floater
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
50+mm	PRLM GS-674 4F1	L+35/6.81	7 cap floater	4	100-00

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)
30-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
54+mm	PRLM GS-676 2A1	5.75%/5.96%	pass-thru	2	FNM 5.75 DEC -	19/32
190+mm	PRLM GS-675 3A1	6.00%/6.47%	pass-thru	3	FNM 6.00 DEC -	20/32

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
32+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Floater
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
50mm	PRLM GS-674 5A1	L+35/6.81	7 cap floater	4	100-00

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

30-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
54+mm	PRLM GS-676 2A1	5.75%/5.96%	pass-thru	2	FNM 5.75 DEC -	19/32
190+mm	PRLM GS-675 3A1	6.00%/6.47%	pass-thru	3	FNM 6.00 DEC -	20/32

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
32+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Floater
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
50mm	PRLM GS-674 5A1	L+35/6.81	7 cap floater	4	100-00

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

30-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
54+mm	PRLM GS-676 2A1	5.75%/5.96%	pass-thru	2	FNM 5.75 DEC -	19/32
140+mm	PRLM GS-675 3A1	6.00%/6.47%	pass-thru	3	FNM 6.00 DEC -	20/32

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
32+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Floater
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
50mm	PRLM GS-674 4F1	L+35/6.81	7 cap floater	4	100-00

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

30-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
54+mm	PRLM GS-676 2A1	5.75%/5.96%	pass-thru	2	FNM 5.75 DEC -	19/32
140+mm	PRLM GS-675 3A1	6.00%/6.47%	pass-thru	3	FNM 6.00 DEC -	20/32

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
32+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

30-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
54+mm	PRLM GS-676 2A1	5.75%/5.96%	pass-thru	2	FNM 5.75 DEC -	19/32
140+mm	PRLM GS-675 3A1	6.00%/6.47%	pass-thru	3	FNM 6.00 DEC -	20/32

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
32+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

30-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
54+mm	PRLM GS-676 2A1	5.75%/5.96%	pass-thru	2	FNM 5.75 DEC -	19/32

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
32+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
31+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
31+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
31+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
31+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
31+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
31+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

GSR 06-10F New Issue Offerings (external)

20-year Pass-thrus
Size	tranche	cpn/wac	description	Track	offer (12.29.06)
27+mm	PRLM GS-655 5A1	6%/6.30%	pass-thru	5	FNM 6 DEC -	4/32
31+mm	PRLM GS-656 6A1	6.5%/6.57%	pass-thru	6	FNM 6.5 DEC +	0/32

Bloomberg SSAP = “GS610F”

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.	December 4, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-10F
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates, Series 2006-10F

Features of the Transaction

•	The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•
The overall expected amount of credit support for the senior certificates is [4.00% +/- 0.50% ] for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•	Collateral consists primarily of conventional fixed rate 20 and 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:	December 29, 2006
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2006
Distribution Date:	25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-10F
Underwriter: Goldman, Sachs & Co.
Master Servicer: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Securities Administrator: Wells Fargo Bank, N.A.
Type of Issuance: Public
Servicer Advancing: Yes, subject to recoverability
Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date
Legal Investment: The senior certificates are SMMEA eligible at settlement
Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds
Clean Up Call: 1% of the Cut-off Date principal balance of the Loans
ERISA Eligible: Underwriter’s exemption may apply to senior certificates.
However, prospective purchasers should consult their own counsel
Tax Treatment: REMIC; senior certificates are regular interests
Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates
Expected Subordination: [4.00% +/- 0.50%]
Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Preliminary Collateral Information[1,2,3]	Track 1 - 5.00%	Track 2 - 6.00%	Track 3 - 6.25%	Track 4 - 7.00%	Track 5 - 6.00%	Track 6 - 6.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$547	$517	$484	$467	$583	$565	$505
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.17%	6.57%	6.99%	6.30%	6.57%	6.46%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	347	355	355	351	236	236	337
Weighted Average Seasoning (Months) (+/- 4 months):	6	5	4	3	4	4	4
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	70%	70%	75%	73%	68%	67%	75%
Owner Occupied (min):	88%	90%	85%	85%	85%	90%	90%
Single Family and PUD (min):	85%	85%	85%	83%	95%	95%	85%
FICO (min):	735	740	730	715	740	730	735
California Concentration (max):	50%	50%	50%	50%	50%	50%	50%
IO Loan Percentage (+/- 10%):	17%	16%	21%	36%	0%	0%	19%
20-Year Loans (+/- 5%)	5%	0%	0%	5%	100%	100%	15%

1 The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.
2 Subject to change.
3 A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4, 5 and 6 may have been purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.	December 6, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-10F
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates, Series 2006-10F

Features of the Transaction

•	The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•
The overall expected amount of credit support for the senior certificates is [4.00% +/-0.50% ] for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•	Collateral consists primarily of conventional fixed rate 20 and 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:	December 29, 2006
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2006
Distribution Date:	25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-10F
Underwriter: Goldman, Sachs & Co.
Master Servicer: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Securities Administrator: Wells Fargo Bank, N.A.
Type of Issuance: Public
Servicer Advancing: Yes, subject to recoverability
Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date
Legal Investment: The senior certificates are SMMEA eligible at settlement
Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds
Clean Up Call: 1% of the Cut-off Date principal balance of the Loans
ERISA Eligible: Underwriter’s exemption may apply to senior certificates.
However, prospective purchasers should consult their own counsel
Tax Treatment: REMIC; senior certificates are regular interests
Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates
Expected Subordination: [4.00% +/- 0.50%]
Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Preliminary Collateral Information1, 2, 3	Track 1 - 5.00%	Track 2 - 5.75%	Track 3 - 6.00%	Track 4 - 7.00%	Track 5 - 6.00%	Track 6 - 6.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/-$50k):	$560	$541	$484	$483	$583	$565	$505
Weighted Average Annual Mortgage Interest Rate (+/-10 bps):	5.75%	5.96%	6.47%	6.81%	6.30%	6.57%	6.46%
Weighted Average Remaining Term To Maturity (Months) (+/-4 months):	332	354	355	351	236	236	337
Weighted Average Seasoning (Months) (+/-4 months):	6	4	3	3	4	4	4
Weighted Average Current Loan-To-Value Ratio (+/-5%):	71%	68%	73%	73%	68%	67%	75%
Owner Occupied (min):	87%	90%	90%	85%	85%	90%	90%
Single Family and PUD (min):	90%	85%	85%	87%	95%	95%	85%
FICO (min):	730	735	735	720	740	730	735
California Concentration (max):	50%	50%	50%	50%	50%	50%	50%
IO Loan Percentage (+/-10%):	13%	19%	18%	29%	0%	0%	19%
20-Year Loans (+/-5%)	15%	0%	0%	3%	100%	100%	15%

1 The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.
2 Subject to change.
3 A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4, 5 and 6 may have been purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Disclaimer:

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSETBACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co. All Loan Characteristics Pertinent as of November 1, 2006 and are Subject to Change

Stats
As of Date: 20061101
AverageSchedBal: $482,284.89
GWAC: 6.8089
NetWAC: 6.5609
FICO: 729
OLTV: 72.99
CLTV: 72.74
WALA: 2.552
OrigTerm: 356.317

SERVICER	Percent
AVELO	37.099
BOA	33.163
COUNTRYWIDE	3.716
INDYMAC	26.021
Total:	100.000

Current Rate	Percent
6.250 - 6.499	7.151
6.500 - 6.749	33.212
6.750 - 6.999	31.442
7.000 - 7.249	16.765
7.250 - 7.499	5.402
7.500 - 7.749	4.006
7.750 - 7.999	0.337
8.000 - 8.249	1.074
8.250 - 8.499	0.612
Total:	100.000
min: 6.375
max: 8.250
wa: 6.809

IO flag	Percent
N	70.572
Y	29.428
Total:	100.000

Original Balance	Percent
0.01 - 50,000.00	0.033
50,000.01 - 100,000.00	1.122
100,000.01 - 150,000.00	1.099
150,000.01 - 200,000.00	1.494
200,000.01 - 250,000.00	2.133
250,000.01 - 275,000.00	1.021
275,000.01 - 350,000.00	3.397
350,000.01 - 400,000.00	0.984
400,000.01 - 450,000.00	13.114
450,000.01 - 500,000.00	13.258
500,000.01 - 550,000.00	14.264
550,000.01 - 600,000.00	14.285
600,000.01 - 750,000.00	15.214
750,000.01 - 850,000.00	5.052
850,000.01 - 950,000.00	3.326
950,000.01 - 1,000,000.00	3.762
1,000,000.01 - 1,250,000.00	3.769
1,250,000.01 - 1,500,000.00	2.673
Total:	100.000
min: 42,450.00
max: 1,500,000.00
avg: 484,967.27

Principal Balance	Percent
0.01 - 50,000.00	0.033
50,000.01 - 100,000.00	1.122
100,000.01 - 150,000.00	1.232
150,000.01 - 200,000.00	1.362
200,000.01 - 250,000.00	2.133
250,000.01 - 275,000.00	1.021
275,000.01 - 350,000.00	3.485
350,000.01 - 400,000.00	0.984
400,000.01 - 450,000.00	13.354
450,000.01 - 500,000.00	13.018
500,000.01 - 550,000.00	14.264
550,000.01 - 600,000.00	14.285
600,000.01 - 750,000.00	15.929
750,000.01 - 850,000.00	4.862
850,000.01 - 950,000.00	2.713
950,000.01 - 1,000,000.00	3.762
1,000,000.01 - 1,250,000.00	3.769
1,250,000.01 - 1,500,000.00	2.673
Total:	100.000
min: 42,256.44
max: 1,498,676.58
avg: 482,284.89

Silent	Percent
N	62.084
Y	37.916
Total:	100.000

States	Percent
CA	42.322
NY	6.691
AZ	4.972
MD	4.873
FL	4.416
WA	3.804
NJ	3.134
VA	2.698
IL	2.556
CO	2.393
TX	2.291
NV	2.239
Other	17.610
Total:	100.000

Top 10 Zipcodes	Percent
92127	1.384
92563	1.352
94025	1.235
93420	1.025
12110	0.886
93551	0.836
90290	0.810
60564	0.680
92869	0.661
98004	0.661
Other	90.471
Total:	100.000

Original LTV	Percent
0.001 - 50.000	6.004
50.001 - 60.000	7.271
60.001 - 70.000	16.716
70.001 - 75.000	9.359
75.001 - 80.000	57.850
80.001 - 85.000	0.268
85.001 - 90.000	1.150
90.001 - 95.000	1.382
Total:	100.000
min: 15.780
max: 95.000
wa: 72.990

Curr LTV	Percent
0.001 - 50.000	6.004
50.001 - 60.000	7.884
60.001 - 70.000	16.716
70.001 - 75.000	9.359
75.001 - 80.000	57.372
80.001 - 85.000	0.268
85.001 - 90.000	1.015
90.001 - 95.000	1.382
Total:	100.000
min: 15.760
max: 95.000
wa: 72.745

Combined LTV	Percent
0.001 - 50.000	4.785
50.001 - 60.000	6.968
60.001 - 70.000	13.629
70.001 - 75.000	8.320
75.001 - 80.000	30.920
80.001 - 85.000	4.223
85.001 - 90.000	13.677
90.001 - 95.000	9.728
95.001 - 100.000	7.752
Total:	100.000
min: 15.780
max: 100.000
wa: 78.113

FICO	Percent
580 - 619	0.380
620 - 649	4.757
650 - 699	22.548
700 - 749	37.704
750 - 799	30.760
800 - 839	3.851
Total:	100.000
nzmin: 619
max: 825
nzwa: 729

Property Type	Percent
2 FAMILY	1.302
3-4 FAMILY	1.284
CONDO	8.664
COOP	0.155
PUD	20.041
SINGLE FAMILY	68.555
Total:	100.000

Occupancy Code	Percent
INVESTOR	2.945
OWNER OCCUPIED	91.831
SECOND HOME	5.224
Total:	100.000

Purpose	Percent
CASHOUT REFI	35.973
PURCHASE	46.063
RATE/TERM REFI	17.964
Total:	100.000

Documentation Type	Percent
FULL/ALT DOC	45.815
NO DOC	0.617
REDUCED DOC	13.135
STATED INCOME	39.702
STATED INCOME STATED ASSETS	0.730
Total:	100.000

DTI	Percent
<= 0	33.732
1 - 10	0.849
11 - 20	1.930
21 - 30	8.848
31 - 40	36.472
41 - 45	9.785
46 - 50	7.062
51 - 55	1.322
Total:	100.000
* Zero DTI values indicate non-stated income

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.	December 6, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-10F
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates, Series 2006-10F

Features of the Transaction

•	The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•
The overall expected amount of credit support for the senior certificates is [4.00% +/- 0.50% ] for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•	Collateral consists primarily of conventional fixed rate 20 and 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table
Expected Settlement:	December 29, 2006
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2006
Distribution Date:	25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-10F
Underwriter: Goldman, Sachs & Co.
Master Servicer: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Securities Administrator: Wells Fargo Bank, N.A.
Type of Issuance: Public
Servicer Advancing: Yes, subject to recoverability
Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date
Legal Investment: The senior certificates are SMMEA eligible at settlement
Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds
Clean Up Call: 1% of the Cut-off Date principal balance of the Loans
ERISA Eligible: Underwriter’s exemption may apply to senior certificates.
However, prospective purchasers should consult their own counsel
Tax Treatment: REMIC; senior certificates are regular interests
Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates
Expected Subordination: [4.00% +/- 0.50%]
Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Preliminary Collateral Information[1,2,3]	Track 1 - 5.00%	Track 2 - 5.75%	Track 3 - 6.00%	Track 4 - 7.00%	Track 5 - 6.00%	Track 6 - 6.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$560	$541	$484	$483	$583	$565	$505
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.75%	5.96%	6.47%	6.81%	6.30%	6.57%	6.46%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	332	354	355	351	236	236	337
Weighted Average Seasoning (Months) (+/- 4 months):	6	4	3	3	4	4	4
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	71%	68%	73%	73%	68%	67%	75%
Owner Occupied (min):	87%	90%	90%	85%	85%	90%	90%
Single Family and PUD (min):	90%	85%	85%	87%	95%	95%	85%
FICO (min):	730	735	735	720	740	730	735
California Concentration (max):	50%	50%	50%	50%	50%	50%	50%
IO Loan Percentage (+/- 10%):	13%	19%	18%	29%	0%	0%	19%
20-Year Loans (+/- 5%)	15%	0%	0%	3%	100%	100%	15%

1 The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.
2 Subject to change.
3 A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4, 5 and 6 may have been purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Disclaimer:

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Name	Coll Type	WAC	EXPENSE	Designated Rate	Cut Off Date Balance	Original Balance	Remaining Amortization	Original Amortization	Remaining Balloon Term	Original Balloon Term	Age	Original IOTERM
6.0 GROUP 1 DISC NON IO	MORTGAGE	6.1250000000	0.2500000000	6.0000000000	$4,780,242.95	$4,780,242.95	358	360	357	360	3	0
6.0 GROUP 1 DISC IO	MORTGAGE	6.1250000000	0.2500000000	6.0000000000	$1,171,960.00	$1,171,960.00	240	240	359	360	1	120
6.0 GROUP 1 PREM NON IO	MORTGAGE	6.4623496073	0.2500000000	6.0000000000	$158,680,207.25	$158,680,207.25	355	360	355	360	5	0
6.0 GROUP 1 PREM IO	MORTGAGE	6.5583881541	0.2500000000	6.0000000000	$36,735,491.94	$36,735,491.94	240	240	358	360	2	120

Disclaimer

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.